UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 10, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Issuer’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2013, Don Meisner provided Diligent Board Member Services, Inc. (the “Company”) with notice that he will resign from his position as the Company’s Treasurer and Controller in anticipation of a relocation outside the New York metropolitan area for family reasons. Mr. Meisner and the Company intend that he will remain in his current position until August 30, 2013 to facilitate a transition of his duties.

Item 8.01 Other Events.

On June 10, 2013, the Board of Directors of the Company approved the appointment of Thomas N. Tartaro as EVP, General Counsel and Corporate Secretary. Mr. Tartaro’s employment with the Company will begin on June 17, 2013.

Mr. Tartaro, 50, most recently served as the Corporate Executive Vice President & Chief Administrative Officer of Open Solutions Inc., a multinational provider of enterprise-wide SaaS and technology license solutions for financial institutions, from April 2011 until March 2012. Prior to that, Mr. Tartaro served as Open Solution’s Executive Vice President, General Counsel & Secretary from August 2009 to April 2011 and Senior Vice President, General Counsel & Secretary from February 2007 to August 2009. Mr. Tartaro received his B.A. from Hofstra University and his J.D. from George Washington University.

A copy of the announcement of the appointment of Mr. Tartaro is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Announcement dated June 11, 2013 New Zealand Daylight Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Carl D. Blandino
Carl D. Blandino Chief Financial Officer